EXHIBIT 99.1

                                  PRESS RELEASE


FOR IMMEDIATE RELEASE                                CONTACT:

Titanium Metals Corporation                          Mark A. Wallace
1999 Broadway, Suite 4300                            Executive Vice President &
Denver, Colorado 80202                                 Chief Financial Officer
                                                     (303) 296-5615

                        TIMET ANNOUNCES PRICE INCREASES


         DENVER, COLORADO . . . August 10, 2000 . . . Titanium Metals Corporation ("TIMET") (NYSE: TIE) announced that it will increase selling prices on new orders for certain grades of commercially pure titanium and alloy titanium ingot, flatrolled, and forged products. Price increases will generally range from 6% to 12% on applicable products and reflect increases in certain manufacturing costs including raw materials and energy, as well as a need to improve financial performance. The price increase will not apply to orders under long-term customer agreements that include specific provisions governing selling prices.

         Titanium Metals Corporation, headquartered in Denver, Colorado, is a leading worldwide integrated producer of titanium metal products. Information on TIMET is available on the World Wide Web at http://www.timet.com/.

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